EXHIBIT 99.1




News Announcement
FOR MORE INFORMATION, CONTACT:

Investors:                                  Media:
Jayne L. Cavuoto-Krafchik                   Drew Biondo
Director of Investor Relations              Director of Corporate Communications
(516) 812-8217                              (516) 812-8208
jcavuoto@deltafinancial.com                 dbiondo@deltafinancial.com


               DELTA FINANCIAL CORPORATION ANNOUNCES THAT IT WILL
            REDEEM ALL OF ITS OUTSTANDING 9.5% SENIOR NOTES DUE 2004

WOODBURY, NY - September 29, 2003 - Delta Financial Corporation (Amex: DFC) today announced its plans to redeem at par all outstanding 9.5% Senior Notes due 2004 on October 30, 2003. The aggregate redemption price, including principal and accrued interest, is expected to be approximately $11 million. In that regard, Delta has notified The Bank of New York and U.S. Bank National Association, trustees for the holders of Delta's 9.5% Senior Notes due 2004 under indentures dated July 17, 1997 (the "1997 Notes") and December 21, 2000 (the "2000 Notes"), respectively, of its intentions. A notice of redemption will be mailed by each of the trustees to the registered holders of the 1997 Notes and the 2000 Notes.

After redeeming the notes, the Company will not have any unsecured long-term debt on its balance sheet. Warrants that were issued in connection with the 2000 Notes, and which remain unexercised after the completion of the planned redemption of the 2000 Notes, will expire pursuant to their terms.

ABOUT DELTA FINANCIAL

Founded in 1982, Delta Financial Corporation is a Woodbury, New York-based specialty consumer finance company that originates, securitizes and sells non-conforming residential mortgage loans. Delta's loans are primarily secured by first mortgages on one-to-four family properties. Delta originates home equity loans primarily in 26 states. Loans are originated through a network of approximately 1,500 independent brokers and the Company's retail offices. Since 1991, Delta has sold approximately $8.9 billion of its mortgage loans through 37 securitizations.


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"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995: Certain statements contained in this press release, which are not historical fact, may be deemed to be "forward-looking" statements under the federal securities laws that involve risk and uncertainties. Forward-looking statements relate to, among other things, expectations as to Delta's plans to redeem its outstanding notes, and Delta's financial position after giving effect to such redemption. There are many important factors that could cause Delta Financial Corporation and its subsidiaries' actual results to differ materially from those indicated in the forward-looking statements. Such factors include, but are not limited to, the availability of funding at favorable terms and conditions, including without limitation, warehouse, residual and other credit facilities; Delta's plans to redeem its outstanding notes, and Delta's financial position after giving effect to such redemption; the Company's ability or inability to continue to access the securitization and whole loan markets at favorable terms and conditions; competition, loan losses, loan prepayment rates, delinquency and default rates; costs associated with litigation, the Company's regulatory settlements with state and federal agencies and other regulatory compliance matters and changes (legislative or otherwise) affecting mortgage lending activities and the real estate market; general economic conditions, including interest rate risk, future residential real estate values, demand for Delta Financial Corporation and its subsidiaries' services, and other risks identified in Delta Financial Corporation's Securities and Exchange Commission filings. Delta hereby disclaims any obligation to update or revise any of the forward-looking statements contained in this press release at any future date.

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